                       MORRIS, NICHOLS, ARSHT & TUNNELL
                           1201 North Market Street
                                 P.O. Box 1347
                        Wilmington, Delaware 19899-1347
                                     ----
                           Telephone (302) 658-9200
                            Telecopy (302) 658-3989

RICHARD L. SUTTON                                     RACHEL A. DWARES
JOHANNES R. KRAHMER                                   KAREN JACOBS LOUDEN
O. FRANCIS BIONDI                                     KAREN L. PASCALE
LEWIS S. BLACK, JR.                                   ELAINE C. REILLY
PAUL P. WELSCH                                        DONNA L. CULVER
WILLIAM O. LAMOTTE, III                               JULIA HEANEY
DOUGLAS E. WHITNEY                                    JONATHAN I. LESSNER
WILLIAM H. SUDELL, JR.                                LISA B. BAEURLE
MARTIN P. TULLY                                       ROBERT J. DEHNEY*
THOMAS REED HUNT, JR.                                 JEFFREY R. WOLTERS
A. GILCHRIST SPARKS, III                              MARYELLEN NOREIKA
RICHARD D. ALLEN                                      DAVID J. TEKLITS
DAVID LEY HAMILTON                                    S. MARK HURD
JOHN F. JOHNSTON                                      LUCINDA C. CUCUZZELLA
WALTER C. TUTHILL                                     LISA K. W. CROSSLAND
DONALD F. PARSONS, JR.                                STANFORD L. STEVENSON, III
JACK B. BLUMENFELD                                    J. ANDREW HUFFMAN**
DONALD NELSON ISKEN                                   DEREK C. ABBOTT
DONALD E. REID                                        JESSICA ZELDIN
DENISON H. HATCH, JR.                                 RODNEY B. CARROLL***
THOMAS C. GRIMM                                       BRADLEY JAMES ENNA
KENNETH J. NACHBAR                                    DAVID A. HARRIS
ANDREW M. JOHNSTON
MARY B. GRAHAM                                        S. SAMUEL ARSHT
MICHAEL HOUGHTON                                      ANDREW B. KIRKPATRICK, JR.
MATTHEW B. LEHR                                       DAVID A. DREXLER
THOMAS R. PULSIFER                                    WALTER L. PEPPERMAN, II
JON E. ABRAMCZYK                                      S. MAYNARD TURK
ALAN J. STONE
LOUIS G. HERING                                              OF COUNSEL
FREDERICK H. ALEXANDER
R. JUDSON SCAGGS, JR.
WILLIAM M. LAFFERTY
                                                     *ADMITTED IN NY AND CT ONLY
                                                    **ADMITTED IN NY ONLY
                                                   ***ADMITTED IN TX ONLY


                                  May 19, 1997



LEVCO Series Trust
One Rockefeller Plaza
25th Floor
New York, NY  10020

          Re:  LEVCO Series Trust
               ------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel to LEVCO Series Trust, a Delaware business trust (the "Trust"), in connection with certain matters relating to the issuance of Shares of beneficial interest in the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Declaration of Trust of the Trust dated as of May 1, 1997 (the "Governing Instrument").

          In rendering this opinion, we have examined copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "Recording Office") on January 2, 1997 (the "Certificate"), as amended by a Certificate of Amendment thereto as filed in the Recording Office on May 13, 1997; the Declaration of Trust of the Trust dated as of January 2, 1997 (the "Original Governing Instrument"); the Governing Instrument; the By-laws of the Trust; certain resolutions of the Trustees of the Trust; the Trust's Notification of Registration Filed Pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8A as filed with the Securities and Exchange Commission on January 6, 1997; the Trust's Registration Statement on Form N-1A as filed with the Securities and Exchange Commission on January 6, 1997 (the "Registration Statement"); and a certification of good standing of the Trust obtained as of a recent date from the Recording Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed
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LEVOC Series Trust
May 19, 1997
Page 2

for the purpose of this opinion: (i) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents, and of all documents contemplated by the Governing Instrument, the By-laws and applicable resolutions of the Trustees to be executed by investors desiring to become Shareholders;
(ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Instrument, and compliance with the other terms, conditions and restrictions set forth in the Governing Instrument and all applicable resolutions of the Trustees of the Trust in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series of Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument); (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (iv) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or a merger, consolidation, conversion or other reorganization of the Trust under Section 2 or Section 3 of Article VIII of the Governing Instrument or Original Governing Instrument; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Business Trust Act, 12 Del. C. (S)(S) 3801 et seq. (the "Delaware Act"); and (vi) that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

          1. The Trust is a duly created and validly existing business trust in good standing under the laws of the State of Delaware.

          2. The Shares of the Trust, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.
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LEVCO Series Trust
May 19, 1997
Page 3


          Notwithstanding the foregoing, we note that, pursuant to Section 5 of
Article IV of the Governing Instrument, the Trustees have the power to cause Shareholders, or Shareholders of a particular Series, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership (or by both means) and that, pursuant to Section 3 of Article III of the Governing Instrument, Shares may be sold subject to imposition of sales charges, deferred sales charges, asset-based sales charges and redemption fees.

          We understand that the Trust is currently in the process of registering or qualifying Shares in various states, and we hereby consent to the filing of a copy of this opinion with the securities administrators of such states and with the Securities and Exchange Commission as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. The opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon for any other purpose or by any other person or entity without our prior written consent.


                                        Sincerely,

                                        MORRIS, NICHOLS, ARSHT & TUNNELL

                                        /s/ MORRIS, NICHOLS, ARSHT & TUNNELL